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                                 EXHIBIT 23.3
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                                    [LOGO]

               [LETTERHEAD OF ONEIDA SAVINGS BANK APPEARS HERE]


Board of Trustees
Oneida Financial Corp.
The Oneida Savings Bank
183 Main Street
Oneida, New York 13421-1676

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc, ("FinPro") in the Form S-1 Registration Statement, and amendments thereto, of Oneida Financial Corp. to be filed with the Securities and Exchange Commission, the Form 86-AC Application for Approval of a Mutual Savings Bank Holding Company Reorganization and Minority Stock Issuance (the "Application") filed by The Oneida Savings Bank and any amendments thereto filed with the New York State Banking Department and the Valuation Appraisal Report ("Report") regarding the valuation of the Bank provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form S-1. We also consent to the use of our firm's name and the inclusion of, summary of, and references to our Report and Opinion in the Prospectus included in the Form S-1 and the Application, and any amendments thereto.

                              Very Truly Yours

                              /s/ Donald J. Musso

                              Donald J. Musso

Liberty Corner, New Jersey
October 30, 1998